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              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions "The Fund's Financial Highlights" and "Experts" in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14, dated February 15, 1996, of John Hancock Tax-Free Bond Fund; to the reference under the caption "Independent Auditors" in the Statement of Additional Information, dated May 1, 1995, for the John Hancock Tax-Free Bond Fund, included in this form N-14; and to the reference under the caption "Independent Auditors" in the Statement of Additional Information, dated May 1, 1995, for the John Hancock Tax-Exempt Income Fund, included in this Form N-14.

We also consent to the use of our report with respect to the financial statements and financial highlights of John Hancock Tax-Free Bond Fund, dated January 31, 1996, included in this Form N-14; to the use of our report with respect to the financial statements and financial highlights of John Hancock Tax-Exempt Income Fund, dated January 31, 1996, included in this form N-14; to the incorporation by reference of our report, dated February 3, 1995, on the financial statements and financial highlights of the John Hancock Tax-Free Bond Fund; to the incorporation by reference of our report, dated February 13, 1995, on the financial statements and financial highlights of the John Hancock Tax Exempt-Income Fund; and to the reference to our firm under the caption "The Funds Financial Highlights" in the Prospectus of John Hancock Tax-Exempt Income Fund, dated May 1, 1995, included in this form N-14.


                                            Ernst & Young LLP
                                            /s/ ERNST & YOUNG LLP



Boston, Massachusetts
February 15, 1996